SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                   Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

                  GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-E
                  GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-F
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             (Exact name of Registrant as specified in its Articles)

                              I-E: 0-15832            I-E: 73-1270110
   Oklahoma                   I-F: 0-15833            I-F: 73-1292669
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(State or other               (Commission             (I.R.S. Employer
jurisdiction of                 File No.)              Identification)
incorporation or
organization)

                  Two West Second Street, Tulsa, Oklahoma 74103
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      [    ] Written  communications  pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)
      [    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)
      [    ] Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      [    ] Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8:   OTHER EVENTS

      Termination of Partnership. The Geodyne Energy Income Limited Partnership I-E and Geodyne Energy Income Limited Partnership I-F (the "Partnerships") terminated pursuant to the terms of their limited partnership agreements on December 31, 2007. Attached is a copy of the letter to be sent to the limited partners on or about January 2, 2008 setting forth the notice of termination and related matters.

      Deregistration of Partnership. As a result of the termination of the Partnerships, the Partnerships will file on December 31, 2007 Forms 15 with the Securities and Exchange Commission deregistering the Partnerships from their securities reporting obligations at December 31, 2007.

ITEM 9:   EXHIBITS

20.1 Letter to be sent to the limited partners of Geodyne Energy Income Limited Partnership I-E on or about January 2, 2008.

20.2 Letter to be sent to the limited partners of Geodyne Energy Income Limited Partnership I-F on or about January 2, 2008.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-E GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-F

                                   By:  GEODYNE RESOURCES, INC.
                                        General Partner

                                        //s// Dennis R. Neill
                                        -----------------------------
                                        Dennis R. Neill
                                        President
DATE: December 31, 2007

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